                                                                 EXHIBIT 99.21


                            NOTE PURCHASE AGREEMENT

                                    BETWEEN

                               KMART CORPORATION

                                      AND
                                  XXXXXXXXXX
                         Dated as of December 1, 1992


                      $8,555,278 8.791612% Collateralized
                       Promissory Notes Due June 1, 2013

                               TABLE OF CONTENTS



Section                                                                                                                      Page
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
SECTION 1.              DESCRIPTION OF NOTES AND COMMITMENT

               1.1.     Description of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1
               1.2.     Commitment; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1

SECTION 2.              PREPAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2

               2.1      Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2
               2.2.     Optional Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
               2.3.     Notice of Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
               2.4.     Special Put Option of Holders Following a Rating Decline  . . . . . . . . . . . . . . . . .             5
               2.5.     Other Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
               2.6.     Allocation of Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
               2.7.     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6

SECTION 3.              REPRESENTATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7

               3.1.     Representations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7
               3.2.     Representations and Agreements of the Purchaser . . . . . . . . . . . . . . . . . . . . . .            10

SECTION 4.              CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            10

               4.1.     Company's Closing Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            10
               4.2.     Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
               4.3.     Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
               4.4.     Ratings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13
               4.5.     Private Placement Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13
               4.6.     Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13
               4.7.     No Default or Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13
               4.8.     Satisfactory Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13
               4.9.     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13

SECTION 5.              COMPANY COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14

               5.1.     Financial Reports and Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . .            14
               5.2.     Books and Records; Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . .            15
               5.3.     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            16
               5.4.     Paying Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            16
               5.5.     Corporate Existence, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
               5.6.     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
               5.7.     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
               5.8.     Limitation on Consolidation or Merger   . . . . . . . . . . . . . . . . . . . . . . . . . .            17
               5.9.     Ratings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18
               5.10.    Direct Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18


Section
-------
SECTION 6.              EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . . . . . . . . . . . . . . . . . . .            19

               6.1.     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            19
               6.2.     Notice to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
               6.3.     Acceleration of Maturities; Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . .            21
               6.4.     Rescission of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21

SECTION 7.              AMENDMENTS, WAIVERS AND CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22

               7.1.     Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
               7.2.     Solicitation of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22
               7.3.     Effect of Amendment or Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23

SECTION 8.              INTERPRETATION OF AGREEMENT; DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .            23

               8.1.     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
               8.2.     Accounting Principles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27

SECTION 9.              MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27

               9.1.     Registered Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27
               9.2.     Exchange of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27
               9.3.     Loss, Theft, etc. of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            28
               9.4.     Expenses, Stamp Tax Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            28
               9.5.     Powers and Rights Not Waived; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .            29
               9.6.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29
               9.7.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
               9.8.     Survival of Covenants and Representations . . . . . . . . . . . . . . . . . . . . . . . . .            31
               9.9.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            31
               9.10     Controlling Provision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            31
               9.11     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            32
               9.12.    Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            32
               9.13.    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33

               Exhibit  1.1   Note
               Exhibit  4.1   Closing Certificate
               Exhibit  4.2A  Opinion of Dickenson, Wright, Moon, Van Dusen & Freeman
               Exhibit  4.2B  Opinion of A. N. Palizzi
               Exhibit  4.3   Note Documents

                               Kmart Corporation
                           3100 West Big Beaver Road
                              Troy, MI 48084-3163

                            NOTE PURCHASE AGREEMENT

                   $8,555,278 8.791612% Kmart Collateralized
                       Promissory Notes Due June 1, 2013

                                                          As of December 1, 1992

  XXXXXXXXXX
XXXXXXXXXX
XXXXXXXXXX
XXXXXXXXXX

Gentlemen:

     The undersigned, Kmart Corporation, a Michigan corporation ("Company"),
hereby agrees with   XXXXXXXXXX ("  XXXXXXXXXX") as follows:

     SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.

     1.1. Description of Notes. The Company has authorized the issuance and sale of $8,555,278 aggregate principal amount of its 8.791612% Collateralized Promissory Notes due June 1, 2013 ("Notes"), each to be dated the date of issue, to bear interest from such date to but not including the date of repayment of such principal amount at the rate of 8.791612% per annum, respectively, payable on the 1st day of each June and December in each year (commencing June 1, 1993) and at maturity, and to bear interest on overdue principal, Yield Maintenance Amount (as defined hereafter), if any, and any overdue installment of interest at the Overdue Rate, whether at scheduled maturity, upon acceleration or otherwise, until paid, to mature on June 1, 2013 and to be substantially in the form attached hereto as Exhibit 1.1. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Principal on the Notes shall be due and payable in annual installments in the amounts set forth in
Exhibit 1.1 attached to each Note commencing on June 1, 1993 and, thereafter, on the first day of June in each succeeding year through and including June 1, 2013. The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the Yield Maintenance Amount, if any, set forth in the various paragraphs of Section 2 of this Agreement and in the Notes. The term "Notes", as used herein shall include each Note delivered pursuant to this Agreement ("Agreement"), and each Note issued in exchange or
replacement therefor.    XXXXXXXXXX is hereinafter sometimes
referred to as the "Purchaser." Certain capitalized terms used herein shall have the meanings set forth in Section 8.1, unless the context shall otherwise require.

     1.2. Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, $8,555,278 aggregate principal amount of 8.791612% Notes of the Company at a price of 100% of the principal amount thereof for an aggregate purchase price of $8,555,278 ("Purchase Price"), on the Closing Date hereinafter mentioned.

     Delivery of the Notes will be made at the offices of Squire, Sanders & Dempsey, 520 Madison Avenue, 32nd Floor, New York, New York 10022, or such other place as Purchaser shall designate, against payment therefor in the amount of the Purchase Price at 11:00 A.M., New York time, on December 17, 1992 or such later date as shall be mutually agreed upon by the Company and the Purchaser ("Closing Date"). Payment for the Notes shall be effected by wire transfer of federal funds to the following bank account of the Company:

     Bank: NBD Bank, N.A.
     City: Detroit, Michigan
     A.B.A. Routing No.: 072000326
     Account No.: (Kmart Corporation) 838853

     The Notes delivered to Purchaser on the Closing Date will be delivered to Purchaser in the form of one or more registered Notes for the full amount of the Purchase Price, registered in Purchaser's name or in the name of such nominee(s) or assignee(s) as Purchaser shall have specified in writing.

     SECTION 2.  PREPAYMENT OF NOTES.

     No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement and the Notes.

     2.1 Certain Definitions. For purposes of this Section 2, the following terms shall have the following meanings:

           "Called Principal" means the principal of the Note that is to be paid or prepaid or accelerated in any way pursuant to Sections 2.2, 2.4 or 2.5.

           "Discounted Prepayment Value" means the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield.

           "Minimum Investment Grade" means a rating of at least Baa3, in the case of a rating by Moody's, and a rating of at least BBB-, in the case of a rating by S&P, or the then equivalent of such rating by Moody's or S&P or, to the extent applicable, by another Rating Agency.

           "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

           "Put" means exercise of the right to require Company to Redeem a
Note in accordance with Section 2.4.

           "Rating Agency" and "Rating Agencies" mean Moody's and S&P and, if either Moody's or S&P (but not both) ceases to rate the indebtedness of corporations generally, or unsubordinated, senior, unsecured indebtedness of the Company in particular, then another comparable rating agency of recognized national standing in the United States.

           "Rating Decline" means that:

                 (i) the rating assigned to unsubordinated, senior, unsecured indebtedness of the Company on such date by either Moody's or S&P:
(1) declines to a rating below the Minimum Investment Grade, or (2) further declines, in the event then rated below the Minimum Investment Grade; or

                 (ii) (1) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by either Moody's or S&P (other than by reason of such Rating Agency ceasing to rate the indebtedness of corporations generally) at such time as the rating then assigned by the remaining such Rating Agency shall be below Minimum Investment Grade or (2) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by either Moody's or S&P at such time as the rating then assigned by the remaining such Rating Agency shall be at least the Minimum Investment Grade and the the Company is unable to have such debt rated by another Rating Agency within ninety (90) days thereafter; or

                 (iii) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by both Moody's and S&P for any reason (except if, through no fault of the Company, both Moody's and S&P are unable to provide a rating due to a business failure or interruption affecting both Moody's and S&P).

For purposes of determining whether a Rating Decline shall have occurred pursuant to clause (i), the rating initially assigned by any Rating Agency engaged by the Company pursuant to clause (ii) to replace any rating withdrawn or otherwise terminated by Moody's or S&P shall be compared to the last rating assigned by Moody's or S&P, as the case may be, to determine if the circumstances described in (i) (1) or (2) exist.

        "Redemption Price" means the Yield Maintenance Amount.

        "Reinvestment Yield" means with respect to the Called Principal, the sum of (x) the yield to maturity implied by the following (i) the yields reported, as of 10:00 a.m. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Settlement Date, and (y) fifty basis points. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

        "Remaining Average Life" means, with respect to any amount of Called Principal of the Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payments" means all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its expressed maturity date.

        "S&P" means Standard & Poor's Corporation or any successor thereto.

        "Settlement Date" means the Business Day (i) specified by the Company under any notice given pursuant to Section 2.3, (ii) first occurring thirty
(30) days after the holder of any Note gives notice to Company of such holder's election to exercise the Put pursuant to Section 2.4, or (iii) on which a prepayment is required pursuant to Section 2.5.

        "Yield Maintenance Amount" means an amount equal to the sum of (x) the excess (which shall in no event be less than zero), if any, of the Discounted Prepayment Value of the Remaining Scheduled Payments over the sum of (i) Called Principal plus (ii) interest accrued thereon as of the Settlement Date with respect to such Called Principal and (y) an amount equal to the product of the Called Principal amount and 103.3631%.

        2.2 Optional Prepayment. Upon compliance with Section 2.3, the Company shall have the option at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part, then in units of U.S. $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the Redemption Price.

        2.3 Notice of Prepayments. The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment. Notices required by this Section 2.3 shall specify (a) the Settlement Date, and (b) the estimated Redemption Price. Notice of prepayment having been so given, the Redemption Price shall become due and payable on the Settlement Date set forth in such notice. The Company shall also give written notice to each holder of the Notes, by telecopy or other same day written communication, setting forth the computation and amount of the Redemption Price payable in connection with a prepayment pursuant to Section 2.2 at least three Business Days preceding the Settlement Date.

        2.4  Special Put Option of Holders Following a Rating Decline.

             (a) If a Rating Decline occurs, each holder of a Note will have the right, at such holder's option, to require the Company to redeem such
Note in whole (but not in part) on the Settlement Date at the Redemption
Price. The obligations of the Company to give the notices required pursuant to paragraph (b) of this Section 2.4 shall remain in effect so long as any Notes remain outstanding. If a Rating Decline occurs and subsequent to such Rating Decline another Rating Decline occurs, then each holder of a Note will again have the rights, and the Company again will have the obligations, set forth in this Section 2.4.

             (b) Within seven days after each date on which a Rating Decline has occurred, the Company will cause a notice to be mailed to each holder of Notes, which notice shall (1) state that a Rating Decline has occurred, (2) describe the action taken with respect to the rating that caused such Rating Decline, and the date of the occurrence thereof, (3) set forth the Company's offer to redeem all of the Notes as provided in paragraph (c) below, and (4) state (i) the Settlement Date, (ii) the estimated Redemption Price and (iii) the party to whom the holder of a Note electing redemption shall surrender such Note on the Settlement Date.

           (c)   In connection with the redemption of any Note pursuant to this
Section 2.4, the holder thereof will be required to surrender, on the Settlement Date, at the corporate trust office of the Trustee (as defined in Section 9.7), such Note duly endorsed without recourse or assigned to the Company or in blank without recourse, together with written notice of the holder's election to have the Company redeem such Notes specified in such notice. The Trustee shall hold the Notes in trust for the benefit of the holders of the Notes electing redemption pursuant to this Section 2.4 until payment in full of the Redemption Price to the holders on the Settlement Date and shall then and thereupon surrender such Notes to the Company. Election of redemption by a holder pursuant to this Section 2.4 shall (unless otherwise provided by law) be irrevocable.

     2.5. Other Prepayment. In the event that either (a) the Company shall be required to prepay the Notes pursuant to Section 1.05 or 1.13 of the Mortgages or (b) acceleration of the Notes pursuant to Section 6.3, then, within the time provided in the Mortgages with respect to clause (a) above, or not later than five Business Days following acceleration of the Note, with respect to clause
(b) above, (i) each holder of a Note shall be required to surrender such Note, duly endorsed without recourse or assigned to the Company in blank without recourse, at the corporate trust office of the Trustee, and (ii) the Trustee shall hold the Notes in trust for the benefit of the holders of the Notes until payment in full of the Redemption Price shall have been made to such holders, and shall then and thereupon surrender such Notes to the Company. If the provisions of clause (a) above shall apply, the holders of the Notes shall apply the proceeds of any condemnation proceeding, insurance or other award relating to all or a portion of the Mortgaged Estate to the payment of the Redemption Price pursuant to Section 2.6.

     2.6. Allocation of Prepayments. All partial prepavments shall be applied ratably on ail outstanding Notes prorata in the same proportion that such prepaid amount bears to the aggregate unpaid principal balance of the Notes, first to the Yield Maintenance Amount payable with respect thereto, and the remainder to the remaining unpaid principal balance of the Notes.

     2.7. Payments. Any and all payments, pursuant to Section 2, shall be made by electronic fund transfer of immediately available federal funds.

         SECTION 3. REPRESENTATIONS.

         3.1. Representations of the Company. The Company hereby represents and warrants for the benefit of Purchaser that the representations set forth as follows are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

         (b) The Company is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties would require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

         (c) The execution, delivery and performance of this Agreement, the Notes and the other Note Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. On the Closing Date, this Agreement, the Notes and the other Note Documents will have been duly executed by and will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         (d) The audited consolidated financial statements of the Company and its Subsidiaries for the Company's fiscal years ended January 29, 1991 and January 28, 1992 ("Audited Financials") have been prepared in accordance with generally accepted accounting principles, consistent with the principles and practices used in the preparation of the Company's audited consolidated financial statements for the immediately preceding fiscal year (except as otherwise indicated in the Audited Financials, including the notes thereto) and present fairly in all material respects the consolidated financial condition of the Company at the end of each such financial year and the consolidated results of operations and changes in financial position of the Company for each of such periods.

         (e) No consent, approval or authorization of, or declaration, registration or filing with, or payment to, any governmental body or any non-governmental Person is required to be obtained or made on or prior to the Closing Date in connection with the execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Company's obligations under this Agreement, the Notes or the other Note

Documents, or the offer, issue, sale or delivery of the Notes to the Purchaser or the fulfillment of or compliance with the terms and provisions of the Notes, this Agreement or the other Note Documents, except for the recording of the Mortgage, and the filing of forms UCC-1A in the appropriate office in Michigan the filing of forms UCC-1 with the Secretary of State of the State of Michigan and the payment of nominal filing fees.

         (f) The Company and its Subsidiaries have paid all taxes that they are required to have paid, except for (i) taxes that are presently payable but not overdue, (ii) other taxes the payment of which is being contested in good faith and by appropriate proceedings and (iii) other taxes the non-payment of which would not have a Material Adverse Effect.

         (g) Neither the execution and delivery of this Agreement, the Notes or the other Note Documents by the Company nor the performance of the terms and provisions hereof and thereof, nor the issuance and sale of the Notes by the Company will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any charter instrument, contract, agreement, mortgage, indenture, lease, instrument or order, or of any statute, law, rule or regulation of the United States of America or the State of Michigan to which the Company is subject.

         (h) Neither the Company's annual report on Form 10-K for the fiscal year ending January 28, 1992 (the "1992 10-K") nor the Company's quarterly reports on Form 10-Q filed after the 1992 10-K contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                 (i) Since January 28, 1992, there has not been any material adverse change in the financial condition or results of operations of the Company or in the condition of the Mortgaged
Estate.

         (j) The net proceeds from the issuance and sale of the Notes will be used for general corporate purposes of the Company. No part of the proceeds of the sale of the Notes are intended to be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, T or X of the Board of Governors of the Federal Reserve System. The assets of the Company and its Subsidiaries do not include an amount of "margin stock" that would cause the provisions of Rule 207.2(f)(2)(i) of Regulation G to be inapplicable and neither the Company nor any of its Subsidiaries has any present intention of purchasing such an amount of "margin stock".

         (k) Neither the Company nor, to its knowledge, anyone acting on its behalf has offered the Notes or any similar securities relating to the Mortgaged Estate to, or solicited any offer to purchase the same from, any Person other than the Purchaser and not more than 20 other institutional investors, or has taken any other action which would require the registration of the Notes under Section 5 of the Act.

         (l) The consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions hereof and the Notes issued hereunder and the other Note Documents will not constitute a prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (1) no Reportable Event has occurred and is continuing with respect to any Plan subject to Title IV of ERISA, (2) neither the Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or any Multiemployer Plan or instituted steps to do so, and (3) no steps have been instituted to terminate in a distress termination any Plan subject to Title IV of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate and no trust created thereunder have incurred any "accumulated funding deficiency", as defined in Section 302 of ERISA, and the present value of all benefits vested under all Plans subject to Title IV of ERISA does not exceed the value of the assets of such Plans allocable to such vested benefits (such present value to be determined as of, and based on, the most recent valuation of such Plan for funding purposes). The Company has no material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA), other than as required by Section 4980B of the Code.

         (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not directly or indirectly controlled by an investment Company. The Company is not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (n) Except as disclosed in the 1992 10-K, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect.

         (o) To the knowledge of the Company, the Company is not in violation of, and is not subject to any liability under, any environmental laws affecting it or its properties, except for such violations and liabilities as would not in the aggregate have a Material Adverse Effect.

         (p) The Company is not in violation of any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, award or decree or any other requirement of any government or regulatory body, court or arbitrator applicable to the business or properties of the Company, except for such violations as would not in the aggregate have a Material Adverse Effect.

         (q) Each of the representations and warranties made or to be made by the Company in the other Note Documents shall be incorporated herein on the Closing Date as if set forth herein in their entirety and shall be true and correct as of such date.

         3.2.    Representations and Agreements of the Purchaser.

         (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

         (b) The execution, delivery and performance of this Agreement is within the corporate powers of the Purchaser and has been duly authorized by all necessary corporate action on the part of the Purchaser.

         (c)     Purchaser represents that it is acquiring the Notes for its
own account subject to the   XXXXXXXXXX Assignment (as defined in Section 9.7)
and not with a view to distribution (as such term is used under Section
211 of the Act) thereof; provided that the disposition of Purchaser's property shall at all times be and remain within its control.

         (d) Purchaser represents and warrants that no part of such funds constitutes assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest.

         SECTION 4. CLOSING CONDITIONS.

         Purchaser's obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder and under the other Note Documents which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

         4.1. Company's Closing Certificate. Concurrently with the delivery of Notes to Purchaser on the Closing Date, Purchaser shall have received a certificate of the Company signed by an Executive Officer of the Company in substantially the form of Exhibit 4.1, to the effect that, among other things,
(a) the
representations and warranties contained in Section 3.1 and the other Note Documents are true on and as of the Closing Date and
(b) no Default or Event of Default exists on and as of the Closing Date.

         4.2. Legal Opinions. Concurrently with the delivery of Notes to Purchaser on the Closing Date, Purchaser shall have received from Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Company and A.N. Palizzi, Esq., General Counsel to the Company, their respective opinions, dated the Closing Date, in substantially the form and substance set forth in Exhibits 4.2A, 4.2B hereto, respectively.

         4.3. Related Transactions. Prior to or concurrently with the issuance and sale of Notes to Purchaser on the Closing Date, the Company (and, any other necessary party under the Mortgages) shall have executed and delivered the Mortgage, in substantially the form of Exhibit 4.3 attached hereto, and all other Note Documents, including all such Note Documents as
shall be requested to evidence and effect the   XXXXXXXXXX Assignment (as
defined in Section 9.7), and:

         (a) the Company shall have either good and marketable fee simple title to, or a good and marketable leasehold interest in (where applicable), the Mortgaged Estates,free and clear of all liens and encumbrances except Permitted Encumbrances;

         (b) the Company shall have (i) caused the Mortgages and all required Uniform Commercial Code financing statements to be duly recorded or filed in the manner required by the laws of Michigan and (ii) paid, or caused to be paid, all filing fees and recording charges incurred in connection therewith, and such recordings and filings shall be satisfactory to the Purchaser and its special counsel;

         (c) the Purchaser shall have received an A.L.T.A. Extended Coverage Loan Policy of Title Insurance (or such other form of loan or mortgagee policy as may be prescribed by law in the state where such Mortgaged Estate is located) covering such Mortgage Estate (or a valid, binding unconditional commitment therefor), dated the Closing Date, in the current 1990 A.L.T.A. form (modified to conform to the 1987 form by deleting the Creditor's Right exclusion) and including mechanics' and materialmen's lien coverage, issued by a title insurance company acceptable to the Purchaser and with such reinsurance as may be required by the Purchaser; which policy shall (i) insure
(A) the Mortgage as a first lien on the Mortgaged Estate, subject to no other liens or encumbrances or restrictions except Permitted Encumbrances, which shall be fully identified thereon, (B) that any restrictions or easements affecting the Mortgaged Estate has not been violated and that a future violation thereof will not result in a forfeiture or reversion of title, and
(C) that all streets adjoining the Mortgaged Estate have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities, (ii) be in the aggregate amount of $9,000,000, and (iii) be satisfactory in all other respects to the Purchaser; and the Company will provide the Purchaser with such endorsements to the title insurance policy as the Purchaser may reasonably request;

         (d) the Purchaser shall have received a copy of a final A.L.T.A. as-built survey of the Mortgaged Estate certified not more than 20 days before Closing Date, such survey to be satisfactory in form and substance to the Purchaser and to include (i) a metes and bounds description (or an otherwise sufficient legal description) of the Mortgaged Estate, (ii) all lot and street lines, (iii) a statement of whether the Mortgaged Estate is located in a flood plain or zone as designated by any governmental authority and (iv) the location of improvements, easements and rights of way (identified by reference to the recorded instrument creating the same, if any) and encroachments, if any, prepared and duly certified to the title company, any other necessary party to the Mortgage such as the trustee under any deed of trust and the Purchaser as an accurate survey by a surveyor duly licensed in the State where the Mortgaged Estate is located;

         (e) the Purchaser shall have received a certificate of self-insurance executed by the Company;

         (f) the Purchaser shall have received an appraisal of each of the Mortgaged Estate satisfactory to the Purchaser by an appraisal company
acceptable to the Purchaser the cost of which shall be paid by   XXXXXXXXXX;

         (g) the Purchaser shall have received a Phase I environmental audit report on the Mortgaged Estate (prepared not earlier than one (1) year from the date of this Agreement), satisfactory to the Purchaser, by an environmental consulting company acceptable to the Purchaser;

         (h) the Purchaser shall have received a copy of all certificates, permits and licenses of governmental authorities or inspection organizations as are required or are customarily procured in connection with the use, occupancy or operation of each of the Mortgaged Estate, and each such certificate, permit and license shall be in full force and effect;

         (i) the Purchaser shall have received evidence satisfactory to it that there does not exist any violation of any law, regulation or order affecting the Property, including, without limitation, laws, regulations and orders relating to (i) zoning, subdivision and building restrictions and (ii) hazardous waste, asbestos or other environmental conditions;

         (j) on the Closing Date, the Mortgaged Estate shall be (i) undamaged by fire or other causes and (ii) unaffected by any pending or threatened condemnation proceeding; and

         (k) the Purchaser shall have received evidence satisfactory to it that the description of the tax lot or lots covering each of the Mortgaged Estate does not include any lands or buildings other than those described in the Mortgage.

         4.4. Ratings. The Notes shall have a National Association of Insurance Commissioners's rating of "1" and Purchaser shall have received written evidence thereof.

        4.5. Private Placement Number. A private placement number for the Notes shall have been issued by S&P.

        4.6. Legality. The Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject and Purchaser shall have received such information concerning the Company and its Subsidiaries as Purchaser shall reasonably request to establish such fact.

         4.7. No Default or Event of Default. On the Closing Date, no Default or Event of Default shall exist.

         4.8.         Satisfactory Proceedings.    All proceedings taken
in connection with the transactions contemplated by this Agreement, and all documents necessary for the consummation thereof, shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

         4.9. Costs and Expenses. The Company shall have paid or provided for the payment of all expenses that the Company is obligated to pay pursuant to Section 9.4. In addition, Purchaser shall have received reasonable assurance in writing that all other fees and expenses incurred by any other Person in connection with the transactions contemplated hereunder shall have been paid on or prior to the Closing Date.

         If on the Closing Date the Company fails to tender to Purchaser the Notes to be issued on such date or if the conditions specified in this Section 4 have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser may in its own sole discretion, determine. Nothing herein shall operate to relieve the Company of any of its obligations hereunder, including without limitation the payment of any expenses pursuant to Section
9.4 or to waive any of Purchaser's rights against the Company.

         SECTION 5. COMPANY COVENANTS.

         without limiting the obligations of the Company set forth in the Mortgages or any of the other Note Documents, from and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

         5.1. Financial Reports and Books and Records.  The
Company will furnish to each holder of the Notes:

         (a) As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of;

                 (i)   a consolidated balance sheet of the
Company and its Subsidiaries as of the close of such period, and

                (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such period;

in each case setting forth in comparative form the figures for they corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end audit adjustments, by the chief accounting officer of the Company; provided that the Company will have satisfied the requirements of this Section 5.1 by the delivery within the time period described hereinabove of its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission so long as such Form 10-Q contains quarterly statements reflecting the financial position and results Of operations of the Company and its consolidated Subsidiaries for such quarter;

         (b) As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                 (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and

                (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year;

         (c) Promptly upon their becoming available and in any event, the provisions of Sections 5.1(a) and (b) notwithstanding within 30 days after sent by the Company to stockholders or debenture holders generally, copies of each financial statement, report, notice or proxy statement;

         (d) Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, such financial or other information as any holder of the Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested; and

         (e) Within the period provided in paragraphs 5.1(a) and (b), a certificate of an Executive Officer of the Company stating that such officer has reviewed the provisions of this Agreement and the other Note Documents and stating whether there existed as of the date of such financial statements and whether, to the best of such officers' knowledge, there exists at the time of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and/or proposes to take with respect thereto.

         The annual and interim financial statements described in paragraphs
(a) through (d) above shall be prepared in accordance with accounting principles generally accepted in the United States, consistently applied.

         5.2. Books and Records; Financial Information. The Company will, and will cause each of its material Subsidiaries to, keep proper books of record and account in accordance with generally accepted United States accounting practices or in accordance with the generally accepted accounting practices of the country in which each such corporation is organized.
Purchaser (so long as it holds any Notes) and any Institutional Holder (as defined hereafter) that, together with any Affiliates, holds at least 10% of the aggregate principal amount of Notes then outstanding shall, upon the occurrence and during the continuance of a Default or from and after the occurrence of either any event that has a Material Adverse Effect or a Rating Decline, at the expense of the Company, have the right for reasonable purposes, during regular business hours, subject to reasonable notice and as often as may be reasonably requested, to visit and inspect the properties of the Company and its Subsidiaries, to examine the corporate books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the appropriate officers of the Company and, in the presence of a representative of the Company, their independent public accountants. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be obligated to disclose any information pursuant to this
Section 5.2 which they are
prohibited from disclosing by law or by any contract entered into with any Person other than an Affiliate.

         Each holder of the Notes by its acceptance thereof agrees that any information obtained by such Person pursuant to this Section 5.2 will be treated as confidential; provided, however, that nothing herein contained shall limit or impair the right or obligation of any holder of the Notes to disclose such information: (1) to its auditors, attorneys, employees or agents, (2) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (3) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such holder or to the United States National Association of Insurance Commissioners or similar organizations or their successors, (4) in connection with the enforcement of the terms and conditions of this Agreement, the Notes and any of the other Note Documents, (5) which is publicly available or readily ascertainable from public sources, or which is received by any holder of the Notes from a third Person who or which, to such holder's knowledge, is not bound to keep the same confidential, (6) as required by legal process in connection with any proceeding, case or matter pending (or on its face purported to be pending) or threatened before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, or (7) to the extent necessary in connection with any contemplated transfer of any Notes by any holder thereof including the Trustee and the holders of the Certificates (as defined in Section 9.7). Any transferee that purchases such Notes shall itself be bound by the terms and provisions hereof.

         5.3. Payments. The Company will duly and punctually pay the principal of, Yield Maintenance Amount and interest on the Notes in accordance with their terms and this Agreement, without any deduction, withholding or setoff of any kind.

         5.4. Paying Agency. The Company will maintain an office in the United States of America where notices, presentations and demands to or upon the Company in respect of this Agreement, the Notes and the other Note Documents may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 9.6. The Company will give written notice to the holders of the Notes of any change of location of such office within five Business Days after the date of any such change. Notwithstanding the foregoing, in lieu of, or in addition to, maintaining an office as herein contemplated, the Company may appoint and maintain an agent for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any State thereof or the District of Columbia and having capital, surplus and undivided profits aggregating at least U.S. $250,000,000 (the "Paying Agent") for the Notes in the Borough of Manhattan in The City of New York.

         5.5. Corporate Existence, etc. The Company will, and (except as permitted below) will cause each of its Principal Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and comply with all applicable laws, statutes, regulations, rules, orders, and all applicable restrictions imposed by any governmental or regulatory body except those being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect, and maintain all licenses and permits necessary properly to conduct its business or own its properties, except where the failure so to do would not have a Material Adverse Effect; provided, that the foregoing shall not restrict (x) the Company from causing, permitting or suffering the sale, merger or liquidation of such of its Subsidiaries (but not the Company) as its Board of Directors shall determine to be in the best interests of the Company in the exercise of its reasonable business judgment or (y) any transaction permitted by Section 5.8.

         5.6. Taxes. The Company will, and will cause each of its Subsidiaries to, pay all applicable taxes except for (i) taxes the payment of which is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and (ii) taxes the non-payment of which would not have a Material Adverse Effect.

         5.7. Insurance. The Company will, and will cause its Subsidiaries to, carry and maintain in full force and effect at all times with fiscally sound and reputable insurers insurance against such risks as is reasonable and prudent in the circumstances (which insurance obligation may be fulfilled by a reasonable and prudent self-insurance program, except as provided in the Mortgage) and in any event as may be required by applicable laws, statutes, regulations, rules or orders and, with respect to the Mortgaged Estate, such insurance as is required by the Mortgages.

         5.8. Limitation on Consolidation or Merger. The Company will not, directly or indirectly consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person unless (a) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after such transaction and (b) the Company is the survivor of such transaction or, if the Company is not the survivor, the survivor is a corporation organized under the laws of any State of the United States which expressly assumes in writing the Company's obligations under this Agreement, the Notes and the other Note Documents and which shall own all or substantially all the assets of the Company. In the case of any such consolidation, merger or sale or other disposition of assets in which the Company is not the surviving corporation, the surviving corporation shall furnish to the holders of the Notes an unqualified opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles. Following a transaction of the kind described above, the successor corporation shall use its reasonable best efforts to cause such Rating Agencies that, immediately prior to the relevant transaction, shall have rated the unsubordinated, unsecured debt of the Company to confirm that such debt continues to be rated. No merger, consolidation, sale, lease or other disposition prohibited or permitted hereunder shall in any manner limit or reduce Purchaser's rights under Section 2.3.

         5.9. Ratinqs. The Company will use its reasonable best efforts to enable Moody's and S&P or a comparable rating agency to have in effect a rating for its unsubordinated, senior, unsecured indebtedness.

         5.10. Direct Payments. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case Purchaser or its nominee or any other Institutional Holder of the Notes (or its nominee(s)) has given written notice to the Company and the Paying Agent requesting that the provisions of this
Section 5.10 shall apply, the Company will or will cause the Paying Agent, if any, to promptly and punctually pay when due the principal of the Notes and Yield Maintenance Amount, if any, and interest thereon, without any presentment thereof directly to Purchaser or such Institutional Holder at the address of Purchaser set forth above or at such other address as Purchaser or such Institutional Holder may from time to time designate in writing to the Company and the Paying Agent, if any, or, if a bank account is designated for Purchaser or any Institutional Holder in any written notice to the Company and the Paying Agent from such Purchaser or any such Institutional Holder, the Company will, or will cause the Paying Agent to make such payments when due in current and immediately available funds which at the time of payment shall be legal tender in the United States of America for the payment of public and private debts to such bank account, marked for attention as indicated, or in such other manner or to such other account of Purchaser or such Institutional Holder in any bank in the United States as the Purchaser or any such Institutional Holder may from time to time direct in writing. With respect to Notes to which this Section
5.10 applies, the Company and any Paying Agent shall be entitled to presume conclusively that the original or such subsequent Institutional Holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until such Notes shall have been presented to the Company as evidence of the transfer.

         SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.


         6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein or in the other Note Documents:

         (a) the Company shall fail to pay when due (i) any payment of the principal of any Note or of any Yield Maintenance Amount; or (ii) any payment of interest on any Note and such interest payment default shall continue for more than 5 days; or

         (b) the Company shall fail to observe or perform any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement or the other Note Documents which is not remedied within 30 days after the earliest of: (i) the furnishing of notice thereof by the Company to the holders of the Notes, (ii) the Company's willful failure to provide any notice required under Section 6.2 or (iii) receipt of written notice thereof from the holder of any Note by the Company requiring the same to be remedied; provided that a default under Section 6.09 of the Mortgage shall constitute an Event of Default hereunder not subject to cure; or

         (c) any representation or warranty made by the Company herein, or made by the Company in any other Note Document, shall be untrue or inaccurate in any material respect; or

         (d) any of the Note Documents or any provision thereof shall cease to be a legal, valid and binding agreement enforceable against the Company in accordance with the respect of terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby; or

         (e) a judgment shall be rendered against the Company or any Principal Subsidiary for the payment of money in excess of $250 million individually or $250 million in the aggregate (as to such foregoing amount, net of the portion thereof covered by insurance) and such judgment shall not be discharged or dismissed, or execution thereof stayed pending appeal, within 30 days after entry; or

         (f) (i) the Company or any Principal Subsidiary shall commence or consent to any case, proceeding or other action (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets (including the Mortgaged Estates), or the Company shall make a general assignment for the benefit of creditors or admit in writing that it is unable to pay its debts as they become due; or

         (ii) there shall be commenced against the Company or any Principal Subsidiary any such case, proceeding or other action referred to in subclause
(i) of this clause (f) that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) is not dismissed, discharged or stayed for a period of 30 days from the entry thereof; or

         (iii) there shall be commenced against the Company or any Principal subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (or against the Mortgaged Estates) that results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed within 30 days from the entry thereof; or

         (iv)    the Company shall have been dissolved or terminated; or

         (v) the Company or any Principal Subsidiary shall take any action authorizing or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this clause (f).


         6.2. Notice to Holders. Whenever the Company becomes aware that any Default or Event of Default has occurred, or if the Company is aware that the holder of any Note has either given any notice or taken any other action with respect to a Default or Event of Default, or the Company receives written notice from a third party concerning an event which constitutes a Default or Event of Default, the Company will ensure that notice is given (or such third party notice is forwarded) to all holders of the Notes then outstanding, no later than the fifth day (or second day in the case of an Event of Default or Default under Section 6.1(a)) after it becomes aware that such Event of Default or Default has occurred, or that such notice has been given or such other action has been taken with respect to such Default or Event of Default, such notice to be in writing and sent in the manner provided in Section 9.6.

         6.3.   Acceleration of Maturities; Other Remedies.

                (a) Upon the occurrence of an Event of Default under Section 6.1(a), the holder of each Note as to which such Event of Default occurred may, by written notice to the Company, declare such Note to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of an Event of Default under Section 6.1(f) above in respect of the Company
(but not of a Principal Subsidiary), all Notes shall immediately become due and payable at the Redemption Price. Upon the occurrence of any other Event of Default, holders of Notes representing at least 75% of the unpaid principal amount of all Notes then outstanding, excluding any Notes held by the Company or any Subsidiary or Affiliate ("Requisite Holders") may, by written notice to the Company, declare all Notes to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. No course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Note upon any default hereunder or thereon, including the fees, disbursements and other charges of such holder's or holders' attorneys for all services rendered in connection therewith.

                (b) The rights and remedies expressly provided for in this Agreement are cumulative and not exclusive of any rights or remedies which the Purchaser or any holder of a Note would otherwise have, including, without limitation, the rights and remedies provided for in the Mortgages.

         6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in Sections 6.1 (a) through (e), inclusive, then (i) for any such declaration by a holder as the result of an Event of Default described in Section 6.1(a), such holder or (ii) for any such declaration as the result of the Event of Default described in Sections 6.1 (b) through (e), the holders of at least 51% of the unpaid principal amount of all Notes then outstanding (other than any Notes held by the Company or any Subsidiary or Affiliate), may by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

         (b) all arrears of interest upon all the Notes and all other sums payable under the Note and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and



         (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 7.1 and the Company shall have paid all of Purchaser's costs and expenses as provided for in Section 9.4; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.



               SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

               7.1.       Consent Required.   Any term, covenant, agreement or
condition of Agreement or the Notes or the other Note Documents may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 51% of the unpaid principal amount of outstanding Notes (other than any Notes held or agreed to be purchased by the Company or any Subsidiary or Affiliate) provided that no such waiver, modification, alteration or amendment shall (a) change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or reduce the rate of interest thereon, (b) change any of the provisions of Section 2f, or (c) change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the other provisions of this Section 7 without the consent of each holder of the Notes affected thereby. Executed or true and correct copies of any waiver, modification, alteration or amendment to this Agreement shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes.



               7.2.       Solicitation of  Holders.   So long  as there  are
any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the other Note Documents unless holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly through any subsidiary, affiliate or otherwise, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder as consideration for or as an inducement to entering into by any holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes or the other Note Documents unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.



               7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company (and in the case of the Mortgage, the Trustee), whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.



               SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS



               8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the other Note Documents.



               "Act" means the Securities Act of 1933, as amended.



               "Affiliate" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, as the case may be. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.



               "Agreement" shall have the meaning assigned thereto in
Section 1.1.



               "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banks in New York are required by law to close or are customarily closed.


               "Called Principal" shall have the meaning assigned to it in Section 2.1.



               "Certificates" shall have the meaning assigned thereto in Section 9.7.



               "Closing Date" shall have the meaning assigned thereto in Section 1.2.



               "Code" means the Internal Revenue Code of 1986, as amended.

               "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.



               "Discounted Prepayment Value" shall have the meaning assigned to it in Section 2.1.



               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.



               "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.



               "Exchange Act" means the Securities Exchange Act of 1934, as amended.



               "Executive Officer" means the President, Vice President or Treasurer of the Company.



               "Institutional Holder" means (i) Purchaser, (ii) any other holder of Notes which is an insurance company, charitable foundation, fraternal benefit society, pension, retirement or profit sharing trust or fund within the meaning of ERISA, or for which any bank, trust company, national banking association or investment advisor registered under the Investment Advisers' Act of 1940, as amended, is acting as a trustee or agent, any broker or dealer registered under the Investment Advisers' Act of 1940, as amended, or any government, public employees' pension retirement system or other governmental agency supervising the investment of public funds and (iii) any Affiliate of any Person described in clause (i) or (ii) which holds any Notes.



               "Material Adverse Effect" means:

               (a) a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or on the condition, value or use of the Mortgaged Estate or on the ability of the Company to perform its obligations under this Agreement, the Notes or any other Note Document; or



               (b) a material adverse effect on the legality, validity or enforceability of the Company's obligations under this Agreement or the other Note Documents or a material impairment of the liens or security interest granted under the Note Documents.

               "Moody's" shall have the meaning assigned thereto in
Section 2.1.



               "Mortgaged Estate" means the collateral described in the Mortgage which secures the Notes.



               "Mortgage" means the mortgage creating or granting first priority liens and security interests in the collateral which secures the Notes and the Company's obligations under the Note Documents substantially in the form of Exhibit 4.3.



               "Multiemployer Plan" means a multiemployer plan as defined in ERISA as to which the Company has any outstanding liability.



               "Note Documents" means this Agreement, the Notes, the Mortgage, Assignment of Leases and Rents, Hazardous Materials Indemnity Agreement, Financing Statements, Assignment of Mortgages and Assignment of Leases and any other agreements, documents and writings now or hereafter executed by, on behalf or for the benefit of the Company, Purchaser, the Trustee or other holders of the Notes pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications (including through the waiver of any provision thereof), supplements or restatements thereto.



               "Overdue Rate" means the rate of interest assigned in the Note.



               "PBGC" means the Pension Benefit Guaranty Corporation;



               "Person" means an individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.



               "Plan" means any United States employee benefit plan established, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of the Company or such ERISA Affiliate's respective employees as to which the Company has any outstanding liability.



               "Principal Subsidiary" means (i) any Subsidiary of the Company
(a) whose profits (before tax and extraordinary items) for its last financial year as shown in its latest profit and loss account as prepared for the purposes of the latest audited profit and loss account of the Company are at least 10% of the consolidated profits (before tax and extraordinary items) of the Company for its last fiscal year as shown in the latest audited consolidated profit and loss account of the Company or (b) whose total assets (excluding goodwill and other intangible assets and deducting intercompany indebtedness and minority interests) as shown by its latest balance sheet as prepared for the purposes of the latest audited balance sheet of the Company are at least 10% of the total assets of the Company as shown by the latest audited consolidated balance sheet of the Company. A report by the independent auditors of the Company that in their opinion a

Subsidiary is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Company and the holders of the Notes.



               "Purchaser" shall have the meaning assigned thereto in
Section 1.1.



               "Put" shall have the meaning assigned thereto in Section
2.1.

               "Rating Agency" and "Rating Agencies" shall have the meanings assigned thereto in Section 2.1.



               "Redemption Price" shall have the meaning assigned thereto in Section 2.1.



               "Reinvestment Yield" shall have the meaning assigned thereto in Section 2.1.



               "Remaining Average Life" shall have the meaning assigned thereto in Section 2.1.



               "Remaining Scheduled Payments" shall have the meaning assigned thereto in Section 2.1.


               "Reportable Event" shall have the same meaning as in ERISA but shall not include any reportable event for which the 30-day notice period has been waived under applicable regulations.



               "S&P" shall have the meaning assigned thereto in Section
2.1.

               "Settlement Date" shall have the meaning assigned to it in Section 2.1.


               "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (assuming exercise or conversion solely of the securities held by such Person) is at the time beneficially owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body.



               "  XXXXXXXXXX Assignment" shall have the meaning assigned in
Section 9.7.



               "Trustee" shall have the meaning assigned in Section 9.7.

               "Weighted Average Remaining Life" shall have the meaning assigned to it in Section 2.1.



               "Yield Maintenance Amount"   shall have the meaning
assigned to it in Section 2.1.



               8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with United States generally accepted accounting principles.



               SECTION 9. MISCELLANEOUS.

               9.1. Registered Notes. The Company shall cause to be kept a register for the registration and transfer of the Notes ("Note Register") at the office of the Company or the Paying Agent, if any, and the Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.



              At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws to the reasonable satisfaction of Company and its legal counsel and the provisions of Section 3.2, transfer such Note upon surrender thereof at the Company or the principal office of the Paying Agent (if one shall have been appointed) duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing; provided that the Company or the Paying Agent may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.



              The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, Yield Maintenance Amount, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.


              9.2. Exchange of Notes. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2, or Section 9.3 (except in the case of a lost, stolen or mutilated certificate sought to be exchanged pursuant to
Section 9.3, as soon as practicable), and, upon surrender of such Note at the office of the Company or any Paying Agent, the Company will, or will cause, the Paying Agent to, deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.



               9.3. Loss, Theft, etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will, or will cause the Paying Agent to, deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.



               9.4.       Expenses, Stamp Tax Indemnity. whether or not the
transactions herein contemplated (including the   XXXXXXXXXX Assignment) shall
be consummated,   XXXXXXXXXX shall pay directly all of its and the holders
of the Certificates out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the reasonable fees,
disbursements and other charges of   XXXXXXXXXX's counsel, and all duplicating
and printing costs. The Company shall pay all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman and of any special counsel. The Company also shall pay all expenses relating to the performance of any transactions contemplated or permitted hereby, any title insurance premiums, filings or recordings, any action for the enforcement or collection of the Notes or this Agreement or any Note Document and each amendment, waiver or consent pursuant to the provisions hereof or thereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement, the Notes and the other Note Documents. The Company also shall pay any fees and related expenses incurred or to be incurred in connection with its cooperation with Moody's and S&P as provided in Section 5.9 and all initial and ongoing fees and all out-of-pocket expenses of the Paying Agent, if any, and will pay and save Purchaser harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution, delivery or enforcement of this Agreement or the Notes or any other Note Documents, whether or not any Notes are then outstanding. The Company shall protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable by the Company to any Person in connection with the transactions contemplated by this Agreement other than the fees, commissions,
costs and expenses of   XXXXXXXXXX and its counsel and financial advisors which
are to be paid from the proceeds of the   XXXXXXXXXX Assignment.  Without
limiting the foregoing, the Company shall pay the cost of obtaining a Private Placement Number for the Notes and authorizes the submission of such information as may be required by S&P for the purpose of obtaining such number.



               9.5.       Powers and Rights Not Waived; Remedies Cumulative.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7, shall extend to or affect any obligation or right not expressly waived or consented to.



               9.6.       Notices.  All communications provided for hereunder
shall he in writing and, if to   XXXXXXXXXX, delivered or mailed by registered
or certified mail or by overnight courier or by facsimile communication (confirmed in writing by registered or certified mail or by overnight courier),
in each case prepaid and addressed to   XXXXXXXXXX at   XXXXXXXXXX's address
appearing above or such other address as   XXXXXXXXXX or the subsequent holder
of any Note initially issued to XXXXXXXXXX may designate to the Company in writing, and if to the Company delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), in each case prepaid and addressed to Kmart Corporation, 3100 West Big Beaver Road, Troy, MI 48084-3163 Attention: M. L. Skiles or to such other address as the Company or the Paying Agent, if any, may in writing designate to Purchaser or to a subsequent holder of the

Note initially issued to Purchaser. Any such communication, if to Trustee (as defined below), shall be addressed to XXXXXXXXXX.

        9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns and shall be binding upon, and inure to the benefit of, Purchaser and Purchaser's successors and assigns including each successive holder or holders of any Notes. Each such
successive holder or holders of any Notes, including   XXXXXXXXXX, a  national
banking association ("Trustee") under that certain Trust Agreement dated as of December 1, 1992 between Purchaser and Trustee shall have all rights and privileges of the "Purchaser" hereunder. The Company hereby acknowledges that,
simultaneously with the Closing,   XXXXXXXXXX is assigning ("  XXXXXXXXXX
Assignment") all of its right, title and interest hereunder and under the Notes, the Mortgages and the other Note Documents to Trustee pursuant to the Trust Agreement as security for the payment of Mortgage Pass-Through Certificates Kmart Facility (XXXXXXXXXX) Series 1992 ("Certificates") and payment and performance of the other obligations arising out of the Trust Agreement. The Company further acknowledges and agrees that each successive holder or holders of the Note, including, but not limited to Trustee, accepts such assignment in reliance upon the Company's representations, warranties, covenants, agreements and other obligations hereunder and under the Notes, the Mortgages and the other Note Documents. In order to further induce each successive holder or holders of the Note, including but not limited to Trustee, to accept such assignment, the Company hereby makes the following representations, warranties, covenants and agreements:

                           (i)     to the best of its knowledge, the Company
does not have any right, including any claim, counterclaim, right of set-off or deduction or other defense of any kind, to withhold payment or performance of any of its obligations hereunder or under any of the other Note Documents
("  XXXXXXXXXX Defenses");



                          (ii)     in the event the Company becomes aware of
any   XXXXXXXXXX Defenses, the Company hereby waives and agrees not to assert the same against Trustee or any other holder of the Notes;



                         (iii)     upon consummation of such assignment to
Trustee, Trustee will be a bona fide purchaser of the Notes for value and will be a holder of the Notes in due course and the Company hereby waives any right to challenge Trustee's status as such;



                          (iv)     the Company acknowledges and agrees that
Trustee is a third party beneficiary of this Agreement and the other Note
Documents entered into between the Company and   XXXXXXXXXX; and

                                  (v)      upon consummation of the assignment
to Trustee, Trustee shall be deemed to be Purchaser hereunder, and shall succeed to all of the rights of Purchaser hereunder.



In addition,   XXXXXXXXXX hereby acknowledges and agrees that Trustee
is a third party beneficiary of this Agreement and the other Note Documents
entered into between the Company and   XXXXXXXXXX.



               9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any other Note Documents and in any certificates delivered pursuant hereto or thereto, whether or not in connection with the Closing Date, shall survive the closing pursuant to this Agreement and the delivery of this Agreement and the Notes.



               9.9. Severability. Should any provision of this Agreement or any of the other Note Documents for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any) such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement or such other Note Document had been executed with the unenforceable provision thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining provisions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared unenforceable; provided that, if any provision of this Agreement or any of the other Note Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any company, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by the Purchaser. In the event the provisions of the immediately preceding sentence apply, the parties shall make appropriate adjustment to the provisions of this Agreement and the other Note Documents to give effect to the benefits intended to be conferred upon the parties hereby.



               9.10 Controlling Provision. All agreements between Company and Purchaser are expressly limited so that, and Company and Purchaser intend and agree that, in no contingency or event whatsoever, whether by reason of advancement of the proceeds of the Notes, acceleration of maturity of the unpaid principal balance thereof, or otherwise, shall the amount paid or agreed to be paid to Purchaser for the use, forbearance or detention of the money to be advanced hereunder exceed the lesser of the sums payable under the Notes or the highest lawful rate permissible under applicable usury law. In the determination of the rate of interest under this provision, any charges which are determined to be interest shall be spread over the term of the Notes in ascertaining whether the interest rate has exceeded the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Notes or of the Mortgages securing the Notes, or any other agreement referred to therein or otherwise relating to the Notes, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any circumstance, Purchaser shall ever receive as interest an amount which would exceed the lesser of the sums payable under the Notes or the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due as of the date such amount is received or deemed to be received by Purchaser and not to the payment of interest. This provision shall control every other provision of all agreements between Company and Purchaser. However, in the event an amount determined to be excessive interest is applied against the unpaid principal balance, and thereafter the rate of interest accruing under the Notes decreases, the Notes shall in fact accrue interest at the then lesser of the sums payable under the Notes or the highest lawful rate permissible under applicable usury law, until such time that an amount accrues equal to the amount of excessive interest previously applied against principal. Notwithstanding the foregoing, if the provisions of any law or regulation of the United States or any agency or instrumentality thereof, as amended, which validly superseded any restriction of the State of New York, would permit Purchaser to charge or receive a rate of interest with respect to the indebtedness evidenced by the Notes in excess of the maximum rate of interest (if any) permitted to be charged or received by Purchaser under applicable law of the State of New York the less restrictive provisions of any such United States law or regulation shall apply in determining the rate of interest permitted to be charged or received.

         9.11 Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the law of the State of New York without giving effect to the choice of law principles thereof.

         9.12. Submission to Jurisdiction. The Company hereby consents to the Jurisdiction of any state or federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings relating to this Agreement, the Notes and other Note Documents may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by registered or certified mail (return receipt requested) or messenger directed





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

to it at its address set forth in Section 9.6 or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed in accordance with Section 9.6. The Company hereby irrevocably appoints The Prentice Hall Corporation System, Inc., with an office on the date hereof at 15 Columbus Circle, New York, New York 10023, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this Section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.



         9.13. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only, and shall not affect the meaning or construction of any of the provisions hereof.



         The execution hereof by you shall constitute a contract between the Company and Purchaser for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



                                        KMART CORPORATION, a Michigan
                                        corporation



                                        By /s/
                                           -----------------------------
                                           Name:
                                           Title:



            Accepted and agreed as of the date first above written.

                                        XXXXXXXXXX, a
                                        Nevada corporation



                                        By XXXXXXXXXX
                                           -----------------------------
                                           Name: XXXXXXXXXX
                                           Title: Vice President




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